NEOSURG  TECHNOLOGIES,  INIC.                                      REQUEST  CARD

If you wish to receive the Prospectus and (where permitted by the laws of your state) a Stock Order Form, please complete, sign and return this Request Card to NeoSurg Technologies, Inc. Receipt of such material does not obligate you to purchase any shares of Common Stock.

TO ENSURE THAT YOU RECEIVE THE REQUESTED MATERIAL ON A TIMELY BASIS, THIS FORM MUST BE RECEIVED BY NEOSURG TECHNOLOGIES, INC. ON OR BEFORE 4:00 P.M., CENTRAL TIME, ON ___________________, 2000.

Signature:        ______________________________________________________________

Name:             ______________________________________________________________
                            (Please  print)

Address:          ______________________________________________________________
                  ______________________________________________________________

Business Phone:   ______________________________________________________________

Home  Phone:      ______________________________________________________________


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